UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

CATCHMARK TIMBER TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 2650

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(855) 858-9794

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2020, CatchMark Timber Trust, Inc., a Maryland corporation (the “Company”), and CatchMark Timber Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, entered into a Distribution Agreement (the “Distribution Agreement”) with Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, B. Riley FBR, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, and Stifel, Nicolaus & Company, Incorporated, as sales agents and/or principals (the “Agents”). Under the terms of the Distribution Agreement, the Company may sell shares of its Class A common stock, $0.01 par value per share (“common stock”), from time to time, to or through the Agents, up to an aggregate offering price of $75,000,000 (the “Offering”). Offers and sales, if any, may be made by means of ordinary brokers’ transactions on or through the New York Stock Exchange, or any other existing trading market for the Company’s common stock in the United States or to or through a market maker, or otherwise at market prices prevailing at the time of sale, in negotiated transactions, or any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and as otherwise agreed with the applicable Agent, including in block transactions or any other method permitted by law. Pursuant to the Distribution Agreement, the Company will pay each Agent compensation for the sale of shares up to 2% of the gross sales price per share for the shares sold through such Agent.

The Company intends to use the net proceeds from any sales of shares of common stock resulting from the Offering to reduce outstanding indebtedness, to fund acquisitions and investments, including joint venture investments, and/or for other general corporate purposes. Net proceeds used to repay indebtedness may be applied to amounts outstanding on the multi-draw term facility under the Company’s amended and restated credit agreement with CoBank ACB, as administrative agent.

The Company is not obligated to sell, and the Agents are not obligated to buy or sell, any shares under the Distribution Agreement. No assurance can be given that the Company will sell any shares under the Distribution Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.

The shares will be offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-236793), which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 7, 2020 (the “Registration Statement”).

A copy of the Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”), and the information in the Distribution Agreement is incorporated into this Item 1.01 by this reference. The representations, warranties and covenants made by the Company in the Distribution Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to anyone who is not a party thereto. Moreover, such representations, warranties or covenants were made only as of specified dates. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs. The foregoing description of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

The Equity Distribution Agreement listed below and filed as Exhibit 1.1 to this Report, as well as the other materials that are being filed as exhibits to this Report, are being filed pursuant to Item 601 of the Commission’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Report is incorporated by reference into the Registration Statement, and, as such, the Company are incorporating by reference the exhibits to this Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Report, and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

Exhibit No.	Exhibit Description
1.1	Distribution Agreement, dated May 7, 2020, by and among the Company, the Operating Partnership, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, B. Riley FBR, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, and Stifel, Nicolaus & Company, Incorporated.
5.1	Legality Opinion of Venable LLP.
8.1	Tax Opinion of Alston & Bird LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date:	May 7, 2020	By:	/s/ Lesley H. Solomon
Lesley H. Solomon
General Counsel and Secretary

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